                                                                 Exhibit m(1)(b)


                                 AMENDMENT NO. 1
                                     TO THE
               SIXTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                       OF AIM INVESTMENT SECURITIES FUNDS

      (CLASS A SHARES, CLASS A3 SHARES, CLASS C SHARES, CLASS R SHARES AND
                            AIM CASH RESERVE SHARES)

The Sixth Amended and Restated Master Distribution Plan (the "Plan"), dated October 31, 2002, pursuant to Rule 12b-1 of AIM Investment Securities Funds, a Delaware statutory trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SIXTH AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF

            AIM INVESTMENT SECURITIES FUNDS (CLASS A SHARES, CLASS A3
                     SHARES, CLASS C SHARES, CLASS R SHARES
                          AND AIM CASH RESERVE SHARES)

                               (DISTRIBUTION FEE)

       The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or class thereof) as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

      PORTFOLIO                             MINIMUM       MAXIMUM     MAXIMUM
                                          ASSET BASED     SERVICE    AGGREGATE
      CLASS A SHARES                     SALES CHARGE       FEE         FEE
      AIM High Yield Fund                    0.00%         0.25%       0.25%
      AIM Income Fund                        0.00%         0.25%       0.25%
      AIM Intermediate Government Fund       0.00%         0.25%       0.25%
      AIM Limited Maturity Treasury Fund     0.00%         0.15%       0.15%
      AIM Municipal Bond Fund                0.00%         0.25%       0.25%
      AIM Total Return Bond Fund             0.10%         0.25%       0.35%

--------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

                                                MINIMUM      MAXIMUM    MAXIMUM
                                              ASSET BASED    SERVICE   AGGREGATE
      CLASS A3 SHARES                         SALES CHARGE     FEE        FEE
      AIM Limited Maturity Treasury Fund          0.10%       0.25%     0.35%

                                           MAXIMUM       MAXIMUM     MAXIMUM
                                         ASSET BASED     SERVICE    AGGREGATE
      CLASS C SHARES                    SALES CHARGE       FEE         FEE
      AIM High Yield Fund                   0.75%         0.25%       1.00%
      AIM Income Fund                       0.75%         0.25%       1.00%
      AIM Intermediate Government Fund      0.75%         0.25%       1.00%
      AIM Money Market Fund                 0.75%         0.25%       1.00%
      AIM Municipal Bond Fund               0.75%         0.25%       1.00%
      AIM Short Term Bond Fund              0.75%         0.25%       1.00%
      AIM Total Return Bond Fund            0.75%         0.25%       1.00%

                                            MINIMUM       MAXIMUM     MAXIMUM
                                          ASSET BASED     SERVICE    AGGREGATE
      CLASS R SHARES                     SALES CHARGE       FEE         FEE
      AIM Income Fund                        0.25%         0.25%       0.50%
      AIM Intermediate Government Fund       0.25%         0.25%       0.50%
      AIM Money Market Fund                  0.25%         0.25%       0.50%

                                    MINIMUM       MAXIMUM     MAXIMUM
                                  ASSET BASED     SERVICE    AGGREGATE
      AIM CASH RESERVE SHARES    SALES CHARGE       FEE         FEE
      AIM Money Market Fund          0.00%         0.25%      0.25%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  ____________, 2003

                            AIM INVESTMENT SECURITIES FUNDS
                            (on behalf of its Class A Shares, Class A3
                            Shares, Class C Shares, Class R Shares
                            and AIM Cash Reserve Shares)


Attest:                     By:
                               -----------------------------------------
Assistant Secretary             Robert H. Graham
                                President


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